Exhibit 99

FOR IMMEDIATE RELEASE
December 20, 2012

Cintas Corporation Announces Fiscal 2013 Second Quarter Results

CINCINNATI, December 20, 2012 -- Cintas Corporation (Nasdaq:CTAS) today reported results for its second quarter ended November 30, 2012. Revenue for the second quarter was $1.06 billion, representing a 4.0% increase compared to last year's second quarter. Organic growth, which adjusts for the impact of acquisitions, compared to last year's second quarter, was 3.4%. Recycled paper prices remained lower than last year, and this negatively impacted second quarter consolidated revenue by $5.5 million, or 0.6%, compared to last year's second quarter.

The Company's operating income of $139.0 million was a 4.8% increase as compared to last year's second quarter. Net income increased 4.9% to $78.0 million as compared to $74.4 million in last year's second quarter. Earnings per diluted share (EPS) for the second quarter were $0.63, a 10.5% increase over the $0.57 earnings per diluted share in last year's second quarter.

Scott D. Farmer, Chief Executive Officer, stated, “We continued to operate during the second quarter in a climate of much economic uncertainty. These uncertainties, largely regarding U.S. tax policies and changing healthcare regulation and costs, caused our customers to be very cautious about both spending and hiring.”

The Company's balance sheet and cash flow remain very strong. Cash and marketable securities totaled $276.3 million at November 30, 2012. Cash flow from operations in the first half of fiscal 2013 improved to $227.3 million, a 29.2% increase over the first half of last fiscal year. As of November 30, 2012, the Company's current ratio was 2.7 to one, and its debt to EBITDA was 1.9 to one.

During the second quarter of fiscal 2013, the Company purchased 1.9 million shares of its common stock at an aggregate cost of $81.1 million. While it had no impact on the second quarter EPS, this buyback is expected to benefit fiscal year 2013 EPS by approximately $0.01. The Cintas Board of Directors authorized a $500.0 million share buyback program in October 2011. As of November 30, 2012, the Company had $218.7 million available under the current Board authorization for future share repurchases.

Mr. Farmer added, “Last week, we paid our annual dividend to our shareholders amounting to $0.64 per share, an 18.5% increase from last year's dividend of $0.54 per share. Our consistently strong operating results have allowed us to continue to increase our dividend while executing our stock buyback program, demonstrating our continued commitment to increase shareholder value.”

Mr. Farmer concluded, “Based on our second quarter results and the uncertain U.S. economic climate, we are updating our fiscal 2013 revenue expectations to be in the range of $4.275 billion to $4.325 billion. We are not changing our EPS guidance, which is an expectation of fiscal 2013 EPS to be in the range of $2.50 to $2.58. This guidance assumes no further deterioration in the U.S. economy and does not consider any additional share buybacks.”

About Cintas
Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, promotional products, first aid, safety, fire protection products and services and document management services for over one million businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor's 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs, lower sales volumes, loss of customers due to outsourcing trends, the performance and costs of integration of acquisitions, fluctuations in costs of materials and labor including increased medical costs, costs and possible effects of union organizing activities, failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002, disruptions caused by the inaccessibility of computer systems data, the initiation or outcome of litigation, investigations or other proceedings, higher assumed sourcing or distribution costs of products, the disruption of operations from catastrophic or extraordinary events, the amount and timing of repurchases of our common stock, if any, changes in federal and state tax and labor laws, the reactions of competitors in terms of price and service and the finalization of our financial statements for the quarter ended November 30, 2012. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2012 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
William C. Gale, Sr. Vice President-Finance and Chief Financial Officer - 513-573-4211
J. Michael Hansen, Vice President and Treasurer - 513-701-2079

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	November 30, 2012	November 30, 2011	% Chng.
Revenue:
Rental uniforms and ancillary products	$755,839	$722,789	4.6%
Other services	304,547	296,337	2.8%
Total revenue	$1,060,386	$1,019,126	4.0%

Costs and expenses:
Cost of rental uniforms and ancillary products	$438,902	$410,247	7.0%
Cost of other services	189,448	179,082	5.8%
Selling and administrative expenses	293,013	297,112	(1.4)%

Operating income	$139,023	$132,685	4.8%

Interest income	$(149)	$(403)	(63.0)%
Interest expense	16,294	17,728	(8.1)%

Income before income taxes	$122,878	$115,360	6.5%
Income taxes	44,851	41,010	9.4%
Net income	$78,027	$74,350	4.9%

Per share data:
Basic earnings per share	$0.63	$0.57	10.5%
Diluted earnings per share	$0.63	$0.57	10.5%

Weighted average number of shares outstanding	124,185	129,727
Diluted average number of shares outstanding	124,609	129,740

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Six Months Ended
	November 30, 2012	November 30, 2011	% Chng.
Revenue:
Rental uniforms and ancillary products	$1,510,682	$1,442,212	4.7%
Other services	601,029	594,094	1.2%
Total revenue	$2,111,711	$2,036,306	3.7%

Costs and expenses:
Cost of rental uniforms and ancillary products	$867,050	$813,653	6.6%
Cost of other services	366,750	353,816	3.7%
Selling and administrative expenses	599,594	607,578	(1.3)%

Operating income	$278,317	$261,259	6.5%

Interest income	$(226)	$(768)	(70.6)%
Interest expense	32,892	35,062	(6.2)%

Income before income taxes	$245,651	$226,965	8.2%
Income taxes	90,891	83,977	8.2%
Net income	$154,760	$142,988	8.2%

Per share data:
Basic earnings per share	$1.24	$1.09	13.8%
Diluted earnings per share	$1.23	$1.09	12.8%

Weighted average number of shares outstanding	125,153	130,522
Diluted average number of shares outstanding	125,541	130,543

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	November 30, 2012	November 30, 2011
Rental uniforms and ancillary products gross margin	41.9%	43.2%
Other services gross margin	37.8%	39.6%
Total gross margin	40.7%	42.2%
Net margin	7.4%	7.3%

Depreciation and amortization	$46,852	$48,516
Capital expenditures	$51,624	$35,411

	Six Months Ended
	November 30, 2012	November 30, 2011
Rental uniforms and ancillary products gross margin	42.6%	43.6%
Other services gross margin	39.0%	40.4%
Total gross margin	41.6%	42.7%
Net margin	7.3%	7.0%

Depreciation and amortization	$93,294	$97,026
Capital expenditures	$99,062	$79,832

Debt / EBITDA	1.9	2.0

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of operating results, net earnings, net margin and earnings per share adjusted to exclude certain costs, expenses and gains and losses. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is shown below.

Management believes the ratio of debt to earnings before interest, taxes, depreciation and amortization (EBITDA) is valuable to investors, particularly investors of the company's debt, because it is a common metric that reflects the company's earnings and cash flow available for debt service payments.

	As of
	November 30, 2012
Long-term debt	$1,309,490
Letters of credit	85,719
Debt	$1,395,209

	Rolling Twelve Months Ended November 30, 2012	Three Months Ended November 30, 2012	Three Months Ended August 31, 2012	Three Months Ended May 31, 2012	Three Months Ended February 29, 2012
Net Income	$309,409	$78,027	$76,733	$78,614	$76,035

Add back:
Interest expense	68,455	16,294	16,598	18,344	17,219
Taxes	180,221	44,851	46,040	44,675	44,655
Depreciation	160,230	40,979	40,342	40,265	38,644
Amortization	30,203	5,873	6,100	8,814	9,416
EBITDA	$748,518	$186,024	$185,813	$190,712	$185,969

Debt / EBITDA	1.9

	As of
	November 30, 2011
Long-term debt	$1,285,222
Letters of credit	85,720
Debt	$1,370,942

	Rolling Twelve Months Ended November 30, 2011	Three Months Ended November 30, 2011	Three Months Ended August 31, 2011	Three Months Ended May 31, 2011	Three Months Ended February 28, 2011
Net Income	$272,834	$74,350	$68,638	$70,776	$59,070

Add back:
Interest expense	60,331	17,728	17,334	12,749	12,520
Taxes	167,673	41,010	42,967	46,130	37,566
Depreciation	153,245	38,645	38,277	38,760	37,563
Amortization	41,503	9,871	10,233	10,415	10,984
EBITDA	$695,586	$181,604	$177,449	$178,830	$157,703

Debt / EBITDA	2.0

Computation of Free Cash Flow

	Six Months Ended
	November 30, 2012	November 30, 2011
Net Cash Provided by Operations	$227,263	$175,958
Capital Expenditures	$(99,062)	$(79,832)
Free Cash Flow	$128,201	$96,126
Note: Management uses free cash flow to assess the financial performance of the Company.  Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended November 30, 2012
Revenue	$755,839	$110,203	$111,513	$82,831	$—	$1,060,386
Gross margin	$316,937	$30,206	$47,279	$37,614	$—	$432,036
Selling and administrative expenses	$200,886	$19,802	$37,625	$34,700	$—	$293,013
Interest income	$—	$—	$—	$—	$(149)	$(149)
Interest expense	$—	$—	$—	$—	$16,294	$16,294
Income (loss) before income taxes	$116,051	$10,404	$9,654	$2,914	$(16,145)	$122,878

For the three months ended November 30, 2011
Revenue	$722,789	$111,946	$101,687	$82,704	$—	$1,019,126
Gross margin	$312,542	$33,127	$43,800	$40,328	$—	$429,797
Selling and administrative expenses	$208,065	$19,885	$34,838	$34,324	$—	$297,112
Interest income	$—	$—	$—	$—	$(403)	$(403)
Interest expense	$—	$—	$—	$—	$17,728	$17,728
Income (loss) before income taxes	$104,477	$13,242	$8,962	$6,004	$(17,325)	$115,360

For the six months ended November 30, 2012
Revenue	$1,510,682	$210,482	$222,354	$168,193	$—	$2,111,711
Gross margin	$643,632	$59,684	$95,070	$79,525	$—	$877,911
Selling and administrative expenses	$410,674	$40,539	$76,395	$71,986	$—	$599,594
Interest income	$—	$—	$—	$—	$(226)	$(226)
Interest expense	$—	$—	$—	$—	$32,892	$32,892
Income (loss) before income taxes	$232,958	$19,145	$18,675	$7,539	$(32,666)	$245,651
Assets	$2,813,707	$143,880	$393,429	$590,517	$276,349	$4,217,882

For the six months ended November 30, 2011
Revenue	$1,442,212	$213,648	$205,430	$175,016	$—	$2,036,306
Gross margin	$628,559	$62,235	$88,587	$89,456	$—	$868,837
Selling and administrative expenses	$424,664	$40,586	$71,242	$71,086	$—	$607,578
Interest income	$—	$—	$—	$—	$(768)	$(768)
Interest expense	$—	$—	$—	$—	$35,062	$35,062
Income (loss) before income taxes	$203,895	$21,649	$17,345	$18,370	$(34,294)	$226,965
Assets	$2,803,231	$157,339	$364,461	$552,676	$337,605	$4,215,312

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

	November 30, 2012	May 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash & cash equivalents	$242,487	$339,825
Marketable securities	33,862	—
Accounts receivable, net	479,106	450,861
Inventories, net	236,195	251,205
Uniforms and other rental items in service	482,001	452,785
Income taxes, current	20,976	22,188
Prepaid expenses and other	25,035	24,704
Total current assets	1,519,662	1,541,568

Property and equipment, at cost, net	967,260	944,305

Goodwill	1,522,411	1,485,375
Service contracts, net	90,480	76,822
Other assets, net	118,069	112,836
	$4,217,882	$4,160,906

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$118,534	$94,840
Accrued compensation and related liabilities	54,480	91,214
Accrued liabilities	325,077	256,642
Deferred tax liability	56,427	2,559
Long-term debt due within one year	661	225,636
Total current liabilities	555,179	670,891

Long-term liabilities:
Long-term debt due after one year	1,308,829	1,059,166
Deferred income taxes	206,782	204,581
Accrued liabilities	66,448	87,133
Total long-term liabilities	1,582,059	1,350,880

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY13: 174,419,454 issued and 123,228,777 outstanding FY12: 173,745,913 issued and 126,519,758 outstanding	173,127	148,255
Paid-in capital	98,311	107,019
Retained earnings	3,557,088	3,482,073
Treasury stock: FY13: 51,190,677 shares FY12: 47,226,155 shares	(1,794,050)	(1,634,875)
Other accumulated comprehensive income (loss):
Foreign currency translation	61,091	52,399
Unrealized loss on derivatives	(15,279)	(16,104)
Other	356	368
Total shareholders’ equity	2,080,644	2,139,135

	$4,217,882	$4,160,906

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	November 30, 2012	November 30, 2011
Cash flows from operating activities:
Net income	$154,760	$142,988

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	81,321	76,922
Amortization of deferred charges	11,973	20,104
Stock-based compensation	11,084	9,756
Deferred income taxes	55,245	(11,767)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(24,528)	(20,850)
Inventories, net	15,460	(39,268)
Uniforms and other rental items in service	(28,105)	(29,630)
Prepaid expenses and other	(202)	(5,128)
Accounts payable	23,019	1,843
Accrued compensation and related liabilities	(36,899)	(15,314)
Accrued liabilities	(36,464)	26,306
Income taxes payable	599	19,996
Net cash provided by operating activities	227,263	175,958

Cash flows from investing activities:
Capital expenditures	(99,062)	(79,832)
Proceeds from redemption of marketable securities	41,453	140,162
Purchase of marketable securities and investments	(80,054)	(193,527)
Acquisitions of businesses, net of cash acquired	(53,243)	(14,551)
Other, net	(673)	5,772
Net cash used in investing activities	(191,579)	(141,976)

Cash flows from financing activities:
Proceeds from issuance of debt	250,000	—
Repayment of debt	(225,312)	(903)
Proceeds from exercise of stock-based compensation awards	2,357	78
Repurchase of common stock	(159,175)	(262,682)
Other, net	(2,476)	1,454
Net cash used in financing activities	(134,606)	(262,053)

Effect of exchange rate changes on cash and cash equivalents	1,584	(2,263)

Net decrease in cash and cash equivalents	(97,338)	(230,334)
Cash and cash equivalents at beginning of period	339,825	438,106
Cash and cash equivalents at end of period	$242,487	$207,772